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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 6, 2000
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                         Sentex Sensing Technology, Inc.
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             (Exact name of registrant as specified in its charter)


  New Jersey                       0-13328                        22-2333899
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(State or other                  (Commission                   (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)

                  1801 East Ninth Street, Cleveland, Ohio 44114
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code  (216) 687-9133
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         (Former name or former address, if changed since last report.)


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                         SENTEX SENSING TECHNOLOGY, INC.

                           Current Report on Form 8-K

ITEM 2.  ACQUISITIONS OR DISPOSITIONS OF ASSETS.

On July 6, 2000, Sentex Sensing Technology, Inc. (the "Registrant") sold substantially all of its Monitek and Monitek GmbH assets to Metrisa for cash, notes, the assumption of selected liabilities and Metrisa common stock. No dividends or distributions will be available to make payments to the shareholders resulting from the sale. Monitek manufactures a wide range of environmental and process control instrumentation to monitor and analyze fluids of all types. Metrisa makes scientific and process control equipment for markets worldwide.

At the closing, Metrisa issued 160,000 shares of Metrisa common stock to the Registrant and paid the Registrant $1,265,000 for substantially all the assets of Monitek and Monitek GmbH, which was based on the estimated net book value of certain assets of those companies at July 1, 2000. The payment of the non-stock consideration was made by the assumption of various liabilities of Monitek and Monitek GmbH in the approximate amount of $272,000, payment in cash of approximately $500,000, reduced by $50,000 reflecting the amount of cash Metrisa advanced to the Registrant prior to closing, and delivery of a promissory note in the amount of approximately $493,000. A final adjustment to the purchase price will be made 45 days after closing. Any adjustments will be made to the amount of the promissory note.

         For a period of five years following the closing date, Metrisa and Metrisa GmbH will pay Monitek, on a monthly basis, a royalty on the amounts received from the United States Department of Defense by Metrisa or Metrisa GmbH from the sale of acoustic products of Monitek for measurement of water in jet fuel, net of discounts and returns and uncollectible accounts. The amount of the royalty is as follows:

     Calendar Year                             Royalty Percentage

         2000                      10% of gross revenues in excess of $250,000
         2001                       8% of gross revenues in excess of $500,000
         2002                       6% of gross revenues in excess of $500,000
         2003                       4% of gross revenues in excess of $500,000
         2004                       2% of gross revenues in excess of $500,000

There is currently no agreement with the United States Department of Defense and no assurance can be made that Metrisa will make any sales to the United States Department of Defense.

         Prior to the closing, the operation of Monitek and Monitek GmbH contributed substantially all of the Registrant's total revenues and constitute substantially all of the Registrant's total assets. Accordingly, the Registrant's operations currently substantially consist of settling its liabilities and managing and holding Metrisa shares and promissory notes. The Registrant may purchase additional assets in other lines of business, which at this time have not been determined. No assurance can be given that the Registrant will be able to acquire other lines of business.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION & EXHIBITS.

         (a)      None required.

         (b) Any proforma financial statements that are required to be filed in connection with this Current Report will be filed within 60 days of July 21, 2000.

         (c)      Exhibits

         2.1 The Asset Purchase Agreement, dated as of March 14, 2000, by and among Metrisa, Inc., a Delaware corporation, Metrisa GmbH a German company and a wholly owned subsidiary of Metrisa, Sentex, Monitek Technologies, Inc., a Delaware corporation and a wholly owned subsidiary of Sentex, Monitek GmbH, a German company and a wholly owned subsidiary of Monitek, and, solely with respect to certain provisions, CPS Capital Ltd., an Ohio limited liability company, pursuant to which Monitek and Monitek GmbH will sell substantially all of their assets to Metrisa and Metrisa GmbH.(1)

(1) Included as Appendix A to the Definitive Proxy Statement filed on Schedule 14A and filed with the Commission on June 2, 2000.


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         Pursuant to the requirements of the Securities and Exchange Act of
1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      SENTEX SENSING TECHNOLOGY, INC.


                                      By:/s/ Robert S. Kendall
                                         -----------------------------
                                         Robert S. Kendall, Chairman
                                         and President



Date:  July 17, 2000



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